UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  January 13, 2022

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana	1-4949	35-0257090
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, Indiana  47202-3005
(Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Sections 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $2.50 par value	CMI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2022, Cummins Inc. (the “Company”) issued a press release announcing that Chris Clulow, the Company’s Vice President—Corporate Controller and Principal Accounting Officer since 2017, will become the Company’s Vice President—Investor Relations, effective March 1, 2022. Mr. Clulow will replace Jack Kienzler who moved to Cummins Filtration effective January 1, 2022.

Luther Peters will succeed Mr. Clulow and become the Company’s Vice President—Corporate Controller and Principal Accounting Officer effective March 1, 2022. Mr. Peters, age 49, has been the Company’s Vice President—Controller, Components Segment since 2017. In connection with his appointment, Mr. Peters’ base salary will be increased to $340,000 and his target annual bonus will be increased to 50% of base salary, in each case effective as of March 1, 2022. Mr. Peters is also expected to receive a long-term incentive award in 2022 under the Company’s 2012 Omnibus Incentive Plan as part of the Company's annual grant cycle.

Item 7.01 Regulation FD Disclosure.

On January 13, 2022, the Company issued a press release announcing the appointments of Mr. Clulow and Mr. Peters. A copy of the press release is furnished herewith as Exhibit 99 and incorporated herein by reference.

Item 9.01.    Financial Statement and Exhibits.

(d)    Exhibits. - The exhibits below are included herewith:

Exhibit Index

Exhibit No.	Description
Exhibit 99	Press Release dated January 13, 2022.
Exhibit 104	Cover Page Interactive Data File (the cover page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2022

CUMMINS INC.
/s/ SHARON R. BARNER
Sharon R. Barner Vice President - Chief Administrative Officer & Corporate Secretary